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                              DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
                                          EXHIBIT 11
                        SCHEDULE OF COMPUTATIONS OF PER SHARE EARNINGS

                                                           Three Months Ended December 31, 	 Nine Months Ended December 31,

                                                                 1995 		       1994 		             1995 		       1994
                                                              ----------    ----------          ----------    ----------

PRIMARY

Net earnings for primary earnings per share ..............    $  924,000 		 $  634,000 		       $2,495,000 		 $1,712,000
                                                              ==========    ==========          ==========    ==========

Weighted average number of shares of Class A and Class B
Common Stock outstanding .................................     5,497,000 		  4,889,000 		        5,473,000 		  5,026,000

Add - common equivalent shares (determined using the
"treasury stock" method) representing shares issuable upon
exercise of employee stock options (1) ...................       180,000 		         -- 		          174,000 		         --

Weighted average number of shares of Class A and Class B
Common Stock used in calculation of primary earnings per
share ....................................................     5,677,000 		  4,889,000 		        5,647,000 		  5,026,000
							                                                       ----------    ----------          ----------    ----------

Primary earnings per share ...............................		  $     0.16 		 $     0.13 		       $     0.44 		 $     0.34
                                                              ==========    ==========          ==========    ==========

FULLY DILUTED

Net earnings .............................................    $  924,000 		 $  634,000 		       $2,495,000 		 $1,712,000
                                                              ==========    ==========          ==========    ==========

Add - interest on 8.5% Convertible Subordinated
Debentures, net of applicable income taxes (2) ...........            -- 		         --                  --            --

Add - interest on 9% Senior Subordinated Convertible
Debentures, net of applicable income taxes ...............       332,000 		         -- 		          332,000 		         --

Add - amortization of deferred issuance costs relating to
9% Senior Subordinated Convertible Debentures, net of
applicable income taxes ..................................        31,000 		         -- 		           31,000 		         --
                                                              ----------    ----------          ----------    ----------
Net earnings for fully diluted earnings per share ........				$1,287,000 		 $  634,000 		       $2,858,000 		 $1,712,000
									                                                     ==========	   ==========          ==========    ==========

Weighted average number of shares of Class A and Class B
Common Stock used in calculation of primary earnings per
share ....................................................     5,677,000 		  4,889,000 		        5,647,000 		  5,026,000

Add (deduct) incremental shares representing:

Shares issuable upon exercise of stock options included in
primary earnings per share calculation (1) ............... 			  (180,000)  		       --   		       (174,000)		         --

Shares issuable upon exercise of stock options based on
period-end market prices .................................       184,000 		         -- 		          185,000 		         --

Shares issuable upon conversion of 8.5% Convertible
Subordinated Debentures (2) .............................. 				       -- 		         -- 		               --            --

Shares issuable upon conversion of 9% Senior Subordinated
Convertible Debentures ...................................     2,622,000 		         -- 		          894,000 		         --
                                                              ----------    ----------          ----------    ----------

Weighted average number of shares of Class A and Class B
Common Stock used in calculation of fully diluted earnings
per share ................................................     8,303,000 		  4,889,000 		        6,552,000 		  5,026,000
                                                              ==========    ==========          ==========    ==========

Fully diluted earnings per share .........................			 $     0.16 		 $     0.13 		       $     0.44 		 $     0.34
                                                              ==========    ==========          ==========    ==========

(1) 		 No adjustment made for prior year periods, as the effect on reported per share earnings was not material.

(2) 		 No adjustments made for all periods presented, as the effect on reported per share earnings was antidilutive.
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